UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2005

SPECIAL DEVICES, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

333-75869

95-3008754

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

14370 White Sage Road, Moorpark, California		93021
(Address of principal executive offices)		(Zip code)

	(805) 553-1200
Registrant’s telephone number, including area code)

	Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01             Other Events.

On April 26, 2005, Special Devices, Incorporated (“SDI”) commenced the solicitation (the “Consent Solicitation”) of the consents of holders of its 11 3/8% Senior Subordinated Notes due 2008, Series A and Series B (the “Senior Notes”), to amend the Indenture dated December 15, 1998, as amended (the “Indenture”). SDI’s Consent Solicitation Statement dated April 26, 2005 is attached hereto as Exhibit 10.1.

The principal purpose of the Consent Solicitation is to eliminate SDI’s obligation under the Indenture to comply with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, which requires, among other things, that SDI file Quarterly and Annual Reports on Form 10-Q and 10-K, respectively, and Current Reports on Form 8-K with the Securities and Exchange Commission.

If the Consent Solicitation is consummated, Sections 4.12 and 13.02 of the Indenture will be amended by (i) deleting SDI’s obligation to file periodic and current reports with the SEC and providing that quarterly and annual reports, which will contain certain financial and other information required to be included in the periodic reports filed with the SEC, will be sent to the trustee and holders of the Senior Notes and (ii) updating certain contact information, respectively.

ITEM 9.01             Financial Statements and Exhibits.

(c) Exhibits.

10.1 Consent Solicitation Statement dated April 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 26, 2005

  SPECIAL DEVICES, INCORPORATED

Registrant

		By:	/s/ JAMES E. REEDER
James E. Reeder
Vice President Finance
(Principal Financial Officer)